UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 12, 2016

CRACKER BARREL OLD COUNTRY STORE, INC.

(Exact Name of Registrant as Specified in its Charter)

Tennessee	001-25225	62-0812904
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Hartmann Drive, Lebanon, Tennessee 37087

(Address of Principal Executive Offices) (Zip code)

(615) 444-5533

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2016, Cracker Barrel Old Country Store, Inc. (the “Company”) announced the appointment of Jill Golder as the Company’s Senior Vice President and Chief Financial Officer. Ms. Golder’s expected start date with the Company is April 25, 2016, and she will assume the responsibilities of Chief Financial Officer on June 6, 2016 following a transition period. Lawrence E. Hyatt will continue to serve as the Company’s Chief Financial Officer until June 6, 2016, and will continue to assist with the transition until his previously announced retirement at the end of the Company’s current fiscal year.

Ms. Golder, age 54, most recently served as Executive Vice President and Chief Financial Officer of Ruby Tuesday, Inc. since June 2014, and as Senior Vice President, Finance from April 2013 to June 2014. Prior to her tenure with Ruby Tuesday, Inc., she was Chief Financial Officer of Cooper’s Hawk Winery & Restaurants from October 2012 to April 2013. Before joining Cooper’s Hawk Winery & Restaurants, Ms. Golder spent 23 years at Darden Restaurants, Inc., where she held progressively more responsible positions in finance, including Senior Vice President of Finance for Olive Garden North America, Senior Vice President of Finance for Smokey Bones, Senior Vice President of Finance for the Specialty Restaurant Group, and Senior Vice President of Finance for Red Lobster.

The appointment of Ms. Golder was not made pursuant to any arrangement or understanding between her and any other person. There are no family relationships between Ms. Golder and any director or other executive officer of the Company, nor are there any transactions to which the Company was or is a participant and in which Ms. Golder has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

As Senior Vice President and Chief Financial Officer, Ms. Golder will receive an annualized base salary of $475,000 (“Base Salary”) and an annual bonus with an initial target of 70% of Base Salary. Ms. Golder will also be eligible to receive equity awards under the Company’s long-term incentive program (the “LTIP”) with an initial target award of 100% of Base Salary, consisting of two components of substantially equal value: (i) awards of performance shares under the 2016 Long-Term Performance Plan (the “2016 LTPP”) and (ii) awards of market-based stock units under the 2016 Market Stock Unit Grant (the “2016 MSU Grant”). Reference is made to Item 5.02 of the Company’s Current Report on Form 8-K filed with the Commission on September 30, 2015, which is incorporated herein by this reference, for additional information on the Company’s 2016 annual bonus plan, the LTIP, the 2016 LTPP and the 2016 MSU Grant. Neither the annual bonus nor the LTIP is guaranteed but subject to satisfaction of the performance and other criteria established by the Compensation Committee of the Company’s Board of Directors. Ms. Golder’s annual bonus and the amount, if any, payable under the LTIP each will be prorated based upon the number of days during the Company’s 2016 fiscal year that Ms. Golder is employed by the Company.

In addition, Ms. Golder will receive a restricted stock grant of 3,000 shares of the Company’s common stock, par value $0.01 per share, upon joining the Company, in replacement of certain unvested equity awards from her prior employer that will be forfeited as a result of her joining the Company. This award will vest in full on the third anniversary of the grant date subject to Ms. Golder’s continued employment with the Company on the vesting date.

On April 12, 2016, the Company issued a press release announcing the appointment of Ms. Golder, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release issued by Cracker Barrel Old Country Store, Inc. dated April 12, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 12, 2016	CRACKER BARREL OLD COUNTRY STORE, INC.

	By:	/s/ Lawrence E. Hyatt
	Name:	Lawrence E. Hyatt
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Cracker Barrel Old Country Store, Inc. dated April 12, 2016